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                                                                    EXHIBIT 21.1
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                        SUBSIDIARIES OF THE REGISTRANT


1. Maxim Retail Group, Inc., a corporation organized under the laws of the State of Georgia.

2. Kinnaird & Francke Interiors, Inc., a corporation organized under the laws of the State of Delaware and operating under the names Stevens Floor Covering, Inc. and Louisville Floor Covering, Inc.

3. Kinnaird & Francke Drapery Company, Inc., a corporation organized under the laws of the State of Kentucky and operating in the States of Kentucky and Indiana under the name The Workroom.

4. Losantville Carpet Outlet, Inc., a corporation organized under the laws of the State of Indiana.

5. First Quality, Inc., a corporation organized under the laws of the State of Delaware.

6. Steve Peterson Interiors & Associates, Inc., a corporation organized under the laws of the State of Utah.

7. RNA Enterprises, Inc., a corporation organized under the laws of the State of Delaware and operating under the names Carpet World, Carpet & Tile World, Royal Carpet World, and Carpet World - Dalton, Georgia Factory Outlet.

8. Bay Area Carpets, Inc., a corporation organized under the laws of the State of Delaware.

9. Carpet World, Inc., a corporation organized under the laws of the State of Delaware.

10. GCO Carpet Outlet, Inc., a corporation organized under the laws of the State of Alabama.

11. Investor Management, Inc., a corporation organized under the laws of the State of Alabama.

12. Dubose Carpets & Floors, Inc., a corporation organized under the laws of the State of Delaware and operating in the State of Texas under the names Carpet Wholesalers, Inc. and Carpetmax.

13. Rugs N Remnants, Inc., a corporation organized under the laws of the State of Texas and operating under the names Tons O Carpet and The Rug Factory, Inc.

14. Carpet Gallery, Inc., a corporation organized under the laws of the State of Georgia and operating under the name Authorized Carpet Mill Store, Inc.

15. American Carpets & Interiors, a corporation organized under the laws of the State of Georgia.

16. Carpet Country, Inc., a corporation organized under the laws of the State of Georgia.

17. Carpetmax, L.P., a limited partnership organized under the laws of the State of Georgia.

18.  GCO, Inc., a corporation organized under the laws of the State of Nevada.
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                                                                    EXHIBIT 21.1
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19.  Bailey & Roberts Carpetmax of Tennessee, Inc., a corporation organized under the laws of the State of Tennessee and operating in the State of Tennessee under the names Bailey & Roberts, Bailey & Roberts Flooring, and Carpetmax and operating in the State of Colorado under the names Bailey & Roberts and Bailey & Roberts Flooring.

20. Carpetmax of New Mexico, Inc., a corporation organized under the laws of the State of Georgia.

21. Maxim Equipment Leasing Company, Inc., a corporation organized under the laws of the State of Georgia.

22. Image Industries, Inc., a corporation organized under the laws of the State of Delaware.

23. Carpetmax Alabama Contract, Inc., a corporation organized under the laws of the State of Alabama.

24. Creditmax Corp., a corporation organized under the laws of the State of Georgia.

25. Cloud Carpets, Inc., a corporation organized under the laws of the State of Georgia.

26. Tri-R of Orlando, Inc., a corporation organized under the laws of the State of Georgia and operating in the State of Florida under the name The Flooring Center.

27. Carpetmax of Charlotte, Inc., a corporation organized under the laws of the State of Georgia.

28. Carpetmax of Palm Beach, Inc., a corporation organized under the laws of the State of Georgia.